Exhibit 99.1

ReShape Lifesciences Reports Preliminary Fourth Quarter and Full Year 2017 Revenue

San Clemente, CA February 1, 2018 — ReShape Lifesciences Inc. (NASDAQ:RSLS), a developer of minimally invasive medical devices to treat obesity and metabolic diseases, announced today preliminary revenue results for the fourth quarter and year ended December 31, 2017.

Preliminary and unaudited revenue for fourth quarter 2017, which includes revenue resulting from the October 2, 2017 acquisition of ReShape Medical, is expected to be approximately $795,000, with approximately $720,000 in revenue from ReShape® Balloons and approximately $75,000 in vBloc® revenue generated during the fourth quarter of 2017.

Preliminary and unaudited revenue for full year 2017, which includes fourth quarter revenue resulting from the October 2, 2017 acquisition of ReShape Medical, is expected to be approximately $1.3 million, with approximately $720,000 in revenue from ReShape Balloons and approximately $570,000 in vBloc revenue during the year.

“Our fourth quarter accomplishments reflect the team’s consistent focus on our strategic objectives and operational execution,” said Dan Gladney, President and Chief Executive Officer of ReShape Lifesciences. “These results are highlighted by the closing and integration of our acquisition of ReShape Medical, the continued progress of our Company-sponsored vBloc Now program to collect commercial data, and the growing clinical support of our minimally invasive solutions for obesity.”

About ReShape Lifesciences Inc.

ReShape Lifesciences is a medical device company focused on technology to treat obesity and metabolic diseases. The FDA-approved ReShape® Balloon involves a non-surgical weight loss procedure that uses advanced interconnected balloon technology designed to take up room in the stomach to help people with a 30-40 Body Mass Index (BMI), and at least one co-morbidity, feel full and lose weight. vBloc® Neurometabolic Therapy, delivered by an FDA-approved pacemaker-like device called the vBloc System, is designed to help patients with a BMI of 40-45, or 35-39.9 with a minimum of one related comorbid condition, eat less and lose weight by intermittently blocking hunger signals on the vagus nerve. The ReShape Vest™ System is an investigational, minimally invasive, laparoscopically implanted medical device that wraps around the stomach, emulating the gastric volume reduction effect of conventional weight-loss surgery, and is intended to enable rapid weight loss in obese and morbidly obese patients without permanently changing patient anatomy.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as expect,” “plan,” “anticipate,” “could,” “may,” “intend,” “will,” “continue,” “future,” other words of similar meaning and the use of future dates. These forward-looking statements are based on the current expectations of our management and involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others: risks and uncertainties related to our acquisition of ReShape Medical, Inc., including unexpected costs or liabilities, the ability to recognize the benefits of the acquisition and that the acquisition may involve unexpected costs or liabilities; our limited history of operations; our losses since inception and for the foreseeable future; our limited commercial sales experience with our vBloc® System for the treatment of obesity in the United States or in any foreign market other than Australia and the European Community; the competitive industry in which we operate; our ability to maintain compliance with the Nasdaq continued listing requirements; our ability to commercialize our vBloc System; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for any modifications to our vBloc System; physician adoption of our vBloc System and vBloc Neurometabolic Therapy; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; international commercialization and operation; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; the cost and management time of operating a public company; potential healthcare fraud and abuse claims; healthcare legislative reform; and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission, particularly those factors identified as “risk factors” in Exhibit 99.3 of our current report on Form 8-K filed January 31, 2018. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Investor Contact:

Scott Youngstrom
Chief Financial Officer

ReShape Lifesciences Inc.
949-276-6042

syoungstrom@reshapelifesci.com

or

Gilmartin Group

Debbie Kaster, 415-937-5403

Investor Relations
debbie@gilmartinir.com